Exhibit 99.1

Singularity Future Technology Announces Receipt of Nasdaq Notice of
Additional Staff Determination

Great Neck, N.Y., February 27, 2023 – Singularity Future Technology Ltd. (the “Company”) (Nasdaq: SGLY) announced today that on February 21, 2023, it received an additional staff determination notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), advising that it had not received the Company’s Form 10-Q for the quarterly period ended December 31, 2022, which served as an additional basis for delisting the Company’s securities and that the Nasdaq Hearings Panel (the “Panel”) will consider the additional deficiency in rendering a determination regarding the Company’s continued listing on Nasdaq. The Company has submitted to the Panel a plan to regain compliance with the continued listing requirements and has been granted a grace period to file all the delinquent reports, including the filing of the Form 10-Q for the quarterly period ended December 31, 2022, on or before February 28, 2023.

About Singularity Future Technology Ltd.

The Company is an integrated logistics solutions provider with a focus on servicing steel companies and e-commerce businesses in China and the United States. The Company’s operations consist of freight services and warehouse services. The freight services include shipping and other freight-related services and is operated by the Company's subsidiaries in China. The warehouse services encompass a wide range of services such as warehouse, collection, first-mile delivery, drop shipping, customs clearance, and international shipping and is operated by the Company's subsidiary out of Houston, Texas.

Forward-Looking Statements

Certain statements made herein that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertake no obligation to, update or revise any forward-looking statement.

For more information, please contact:

IR@singularity.us

Phone number: 718-888-1814